VIACOM TO ACQUIRE BET HOLDINGS

            Transaction Includes Black Entertainment Television (BET)
                And Other Cable Networks, BET Books, and BET.com

            BET Founder Robert L. Johnson to Remain Chairman and CEO; Debra L. Lee to Remain BET President and Chief Operating Officer

New York/Washington, D.C., November 3, 2000 - Viacom Inc. (NYSE: VIA and VIA.B) and privately held BET Holdings II, Inc. jointly announced today that Viacom has agreed to acquire BET for a total of $3 billion, consisting of Viacom Class B Common Stock and the assumption of debt. Robert L. Johnson, Chairman and majority owner of BET Holdings, and founder of Black Entertainment Television, the first and largest national cable network targeted to African Americans, will remain Chairman and CEO, reporting to Viacom President and Chief Operating Officer Mel Karmazin. Debra Lee, BET President and Chief Operating Officer, also will continue in that role following the completion of the transaction, which is expected to occur early next year.

BET will remain headquartered in Washington, D.C., with offices in New York, Los Angeles, Chicago, and the United Kingdom.

The transaction includes: Black Entertainment Television, which reaches 62.4 million households in the U.S.; BET on Jazz: The Cable Jazz ChannelTM, the country's only 24-hour network devoted to jazz music and jazz enthusiasts; BET InternationalTM, a hybrid of BET and BET on Jazz programming reaching 14 countries around the world; and BET Books, the leading publisher of African American-themed romance novels under the label of Arabesque Books. Also part of the transaction is BET Holdings' interest in BET.com, an online portal that provides content and community experiences tailored to the unique interests, preferences and issues of African Americans, ages 18-49, through a variety of online channels, including news, sports, health, careers, money, music, entertainment and food; BET's programming interest in two XM Radio Satellite program channels (Urban AC and Jazz) that complement the BET cable network assets; and BET Pictures II, a producer of movies and documentaries that air on BET networks. Mr. Johnson and Liberty Media Corporation, the present shareholders of BET, will retain various other assets of BET Holdings.

                                     -more-

"The addition of Black Entertainment Television and the other leading BET cable networks and online operations, along with the extraordinary managerial talent of Bob Johnson and his team, is a significant milestone for Viacom," said Sumner
M. Redstone, Chairman and Chief Executive Officer of Viacom. "This transaction will significantly enhance our roster of leading brands, and make our already great management team even better. I am pleased that my long relationships with Bob Johnson and John Malone, close friends of mine and pioneers in our industry, are culminating in this very positive and important transaction."

"This accretive transaction is a major step forward in our strategy to expand in the fastest-growing media industry segments and will immediately benefit shareholders, as well as broaden our already formidable presence as the largest national and local platform for advertisers," said Mr. Karmazin. "Viacom is home to the industry's most creative and distinctive branded programming, the perfect environment for BET's television and online businesses to continue to grow and prosper. Bob Johnson and his terrific management team will now have the financial and marketing support of the entire Viacom family. I am personally looking forward to working with Bob and the entire BET organization as they continue to build on their extraordinary legacy as a unique and independent programming voice for the African-American community."

"Viacom is the perfect home for BET, a healthy, profitable business and the dominant media brand serving the African-American consumer," said Mr. Johnson. "Combining the assets of BET with the global resources and brands of Viacom will create a platform that is even stronger and better positioned to deliver the wants and needs of BET's core audience. We will be able to continue to push programming to new heights, expand our distribution globally and leverage the marketing resources of the best advertising-driven media company in the world."

Ms. Lee said: "I am excited to be joining the best management team in the business. It's clear that Sumner and Mel fully support BET's mission and are committed to providing the resources--and the creative autonomy--to continue to create great programming targeted to African Americans. I am looking forward to starting this new chapter in BET's success story."

The tax-free transaction is subject to customary regulatory approvals. The final exchange ratio will be based on the trading prices of Viacom Class B Common Stock during a measurement period immediately before the closing of the transaction.

                                     -more-

Conference Calls

Viacom will hold a conference call for investors and financial analysts on Friday, November 3, at 8:30 a.m (EST). The call is open to the general public. The conference call number is 1 (800) 810-0924. Please call five minutes in advance to ensure you are connected prior to the start of the presentation. A rebroadcast of the call can be accessed at 1 (888) 203-1112 (Confirmation # 686613), beginning at 11:30 a.m. (EST) on November 3. An audio file of the call will also be available at Viacom's web site (www.viacom.com). BET will hold a conference call for the media on Friday, November 3, at 2 p.m. (EST) /11 a.m.
(PST). Available to answer questions on the call will be Robert Johnson, Chairman & CEO, BET Holdings II, Inc., and Debra Lee, President & COO, BET Holdings II, Inc. The conference call number is 1 (800) 289-0436.

BET Holdings II, Inc. is the first African-American owned and operated media and entertainment company to provide quality television programming, entertainment products, publishing and Internet services specifically designed to appeal to African-American interests. BET Holdings owns and operates four networks (Black Entertainment Television, BET on Jazz: The Jazz Channel, BET Action Pay Per View, and BET International); is an investor in four magazines with Vanguarde Media (Heart & Soul, IMPACT, Honey and Savoy); and owns Arabesque Books, the leading African-American line of romance novels. The company has also established a new film division, BET Pictures II, to develop African-American made-for-television movies and theatrical releases. Other BET Holdings ventures include: BET.com, an interactive web site based upon a joint venture with Liberty Digital, News Corporation, USA Networks, and Microsoft; BET SoundStage Restaurant, an entertainment-themed restaurant in Largo, Maryland; BET SoundStage Club, a dance club on Pleasure Island at Walt Disney World Resort in Orlando; BET On Jazz Restaurant, a fine dining restaurant in Washington; Tres Jazz, a restaurant located inside Bally's Paris Resort and Casino in Las Vegas; and BET Movies/STARZ!, a premium movie channel joint venture with Starz Encore Group LLC.

Viacom is the #1 platform in the world for advertisers, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, Viacom is a leader in the creation, promotion, and distribution of entertainment, news, sports, and music. Viacom's well-known brands include CBS, MTV, Nickelodeon, VH1, Paramount Pictures, Infinity Broadcasting, UPN, TNN, CMT, Showtime, Blockbuster, and Simon & Schuster.

                                     -more-

Cautionary Statement Concerning Forward-looking Statements

This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: changes in advertising market conditions; changes in the public acceptance of the Company's programming; changes in technology and its effect on competition in the Company's markets; changes in the Federal Communications Laws and Regulations; and other economic, business, competitive and/or regulatory factors affecting the Company's businesses generally. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

VIACOM                                                  BET Holdings

Press Contacts:                                         Press Contact:
---------------                                         --------------

Carl D. Folta                                           Michael Lewellen
(212) 258-6352                                          (202) 608-2003
carl.folta@viacom.com                                   michael.lewellen@bet.net

Susan Duffy
(212) 258-6347
susan.duffy@viacom.com

Investor Contacts:

Martin Shea
(212) 258-6515
marty.shea@viacom.com

James Bombassei
(212) 258-6377
james.bombassei@viacom.com